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                            EXECUTIVE EMPLOYMENT AGREEMENT

    THIS EXECUTIVE EMPLOYMENT AGREEMENT is made this 15th day of May 1997, by and between I. C. Isaacs & Company, L.P., a Delaware limited partnership (the "Company"), and Thomas Ormandy (the "Executive").

                                EXPLANATORY STATEMENT
                                ---------------------

    The Company desires to continue to employ the Executive as Vice President on the terms and conditions herein set forth, and the Executive has agreed to accept employment with the Company on the terms and conditions herein set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties agree as follows:

    1. Employment. The Company hereby employs the Executive as Vice President and agrees to continue the Executive in that position during the term of this Agreement.

    2. Term. This Agreement shall begin May 15, 1997 and shall continue until May 15, 1999. (the "Employment Period") Thereafter, this Agreement shall renew automatically from Employment Year to Employment Year, subject to the right of either party to terminate this Agreement as of the end of any Employment Year upon sixty (60) days' prior written notice to the other party. An "Employment Year" begins each May 15 and ends on the following May 15.

    3. Base Salary. The Executive's base salary for the first Employment Year under this Agreement (May 15, 1997 through May 15, 1999) shall be at the rate of Three Hundred Thousand Dollars ($300,000) per annum. Such base salary may be increased based on periodic reviews by the Compensation Committee of the Board of Directors. The Executive's base salary shall be paid throughout the year, in accordance with normal payroll practices of the Company.

    4. Bonuses; Stock Plans. In addition to his base salary, during the term of this Agreement, the Executive shall be eligible to receive a bonus of up to $60,000 per year, the amount of such bonus to be determined by the Board of Directors in its sole discretion, and shall be entitled to participate in any stock option plans, programs, arrangements and practices sponsored by the Company for the benefit of executive employees serving in similar capacities with the Company (and/or its affiliates), if any, as may be established from time to time by the Board of Directors of the Company for the benefit of such executive employees, in accordance with the terms of such plans, as amended by the Company from time to time; it being understood that there is no assurance with respect to the establishment of such plans or, if established, the continuation of such plans during the term of this Agreement.

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    5.   Other Benefits.  During the term of this Agreement, the Executive shall also be entitled to participate in or receive benefits under all of the Company's benefit plans, programs, arrangements and practices, including pension, disability, and group life, sickness, accident or health insurance programs, if any, as may be established from time to time by the Board of Directors of the Company for the benefit of executive employees serving in similar capacities with the Company (and/or its affiliates), in accordance with the terms of such plans, as amended by the Company from time to time; it being understood that there is no assurance with respect to the establishment of such plans or, if established, the continuation of such plans during the term of this Agreement.

    6.   Duties.

         A. During the term of this Agreement, the Executive shall serve as Vice President, have such powers and shall perform such duties as are incident and customary to his office, including those described in the Company's By-Laws (as amended from time to time), and shall perform such other additional executive and administrative duties and functions commensurate with such position as from time to time shall be assigned to him by the Board of Directors of the Company. The Executive shall perform such additional duties and functions without separate compensation, unless otherwise authorized by the Board.

         B. The Executive shall devote his full time, attention, skill, and energy to the performance of his duties under this Agreement, and shall comply with all reasonable professional requests of the Company; provided, however, that the Executive will be permitted to engage in and manage personal investments and to participate in community and charitable affairs, so long as such activities do not interfere with his duties under this Agreement.

    7.   Vacation and Sick Leave.

         A. The Executive shall be entitled to a total of four (4) weeks of vacation each Employment Year, such vacation to be in accordance with the terms of the Company's announced policy for executive employees, as in effect from time to time. The Executive may take his vacation at such time or times as shall not interfere with the performance of his duties under this Agreement.

         B. The Executive shall be entitled to paid sick leave and holidays in accordance with the Company's announced policy for executive employees, as in effect from time to time.

    8. Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred in connection with his duties on behalf of the Company, provided that the Executive shall keep, and present to the Company, records and receipts relating to reimbursable expenses incurred by him. Such records and receipts shall be maintained and presented in a format, and with such regularity, as the Company reasonably may require in order to substantiate the Company's right to claim income tax deductions for such expenses. Without limiting the

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generality of the foregoing, the Executive shall be entitled to reimbursement for any business-related travel, business-related entertainment, whether at his residence or otherwise, and other costs and expenses reasonably incident to the performance of his duties on behalf of the Company.

    9. Termination of Employment for Cause. Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment (and all of his rights and benefits under this Agreement) shall terminate immediately and without further notice upon the happening of any one or more of the following events:

         A. The Executive has been or is guilty of (i) a criminal offense involving moral turpitude, (ii) criminal or dishonest conduct pertaining to the business or affairs of the Company (including, without limitation, fraud and misappropriation), (iii) any act or omission the intended or likely consequence of which is material injury to the Company's business, property or reputation, which act or omission continues uncured for a period of ten
(10) days after the Executive has received written notice from the Company, and/or (iv) gross negligence or willful misconduct which continues uncured for a period of ten (10) days after the Executive has received written notice from the Company;

         B. The Executive persists, for a period of ten (10) days after written notice from the Company, in a course of conduct reasonably determined by the Board of Directors of the Company to be in violation of his duties to the Company under this Agreement or otherwise in violation of the covenants, agreements or obligations under the terms of this Agreement;

         C.   The Executive's death; or

         D. The continuous and uninterrupted inability to perform the Executive's duties on behalf of the Company, by reason of accident, mental or physical illness or impairment, or disease, for a period of one hundred and eighty (180) days from the first day of such inability to perform his duties. (Subsections A, B, C, & D of this Section 9 hereinafter referred to collectively and individually as "Cause").

    In the event of a termination for Cause, the Company shall pay the Executive his base salary through the effective date of the employment termination, and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits), including but not limited to any right to compensation pursuant to Section 4 of this Agreement, he would otherwise have been entitled to receive under this Agreement. The Company and the Executive thereafter shall have no further obligations under this Agreement except as otherwise provided in Sections 13 and 14 of this Agreement.

    10.  Termination of Employment by the Company Without Cause.
Notwithstanding the provisions of Section 2 of this Agreement, the Board of Directors may terminate the Executive's employment, as provided under this Agreement, at any time, for reasons other than

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for Cause by notifying the Executive in writing of such termination.  If the
Executive is terminated pursuant to this Section 10, (i) during the remainder of the Non-Competition Period (as herein after defined), the Company shall pay the Executive his base salary at the rate and in the manner required by
Section 3 and in effect immediately prior to the date of termination and (ii) after the Employment Period, the Company and the Executive shall have no further obligations under this Agreement except as otherwise provided in Sections 13 and 14 of this Agreement.

    11. Termination of Employment by the Executive. Notwithstanding the provisions of Section 2 of this Agreement, the Executive may terminate this Agreement at any time by giving the Board of Directors written notice of his intent to terminate, delivered at least sixty (60) days prior to the effective date of such termination.

    Upon expiration of the sixty (60) day notice period (or such earlier date as may be approved by the Board of Directors), the termination by the Executive shall become effective. Upon the effective date of such termination, the Company's obligations under Sections 3, 4 and 5 of this Agreement shall immediately expire, except to the extent that the benefits described in Section 5 have vested and continue after termination under the terms of the benefit plans and programs that generally apply to executive employees serving in similar capacities with the Company.

    12. Non-Renewal. If, upon termination of the Employment Period, the Company shall decide not to renew this Agreement and the Company does not waive the provisions of Section 13 below, (i) during the remainder of the Non-Competition Period, the Company shall pay the Executive his base salary at the rate and in the manner required by Section 3 of this Agreement and in effect immediately prior to the date of termination and (ii) after the Employment Period, the Company and the Executive shall have no further obligations under this Agreement except as otherwise provided in Sections 13 and 14 of this Agreement.

    13. Non-Competition. The Executive and the Company recognize that due to the nature of his employment, and his relationship with the Company, the Executive has had and will have access to, and has acquired and will acquire, and has assisted and will assist in developing, confidential and proprietary information relating to the business and operations of the Company (for purposes of this Section 13 and Section 14 below, the Company shall mean the Company, I. G. Design, Inc., or any of its/their affiliates or successors) including, without limitation, information with respect to their present and prospective services, systems, products, clients, customers, agents, and sales and marketing methods. The Executive acknowledges that such information has been and will be of central importance to the Company's business and that disclosure of it to others or its use by others could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties will be to develop good will for the Company through his personal contact with the Company's clients, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Executive if and when his relationship with the Company is terminated.

         A. The Executive agrees that, during the term of his employment with the Company, and for a period of one (1) year after the termination of his employment for any reason whatsoever (including the non-renewal of this Agreement by either party):

              (i) The Executive will not directly or indirectly, within the United States, whether as a partner, proprietor, employee, consultant, agent or otherwise, participate or engage in any business that competes with, restricts, or interferes with the business of the Company, including, without limitation, any business in the young men's and women's contemporary sportswear industry.

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              (ii) The Executive will not directly or indirectly (for his own account, or for the account of others) interfere with, solicit, or accept for himself, his benefit, or for anyone other than the Company, any of the clients or customers of the Company, at the time of said termination, or any potential clients or customers solicited or being solicited by the Company at the time of such termination or within the period one (1) year prior thereto, or perform any services of any competitive nature in connection with said clients or customers for anyone other than the Company.

              (iii) The Executive further agrees that he shall not, at any time, directly or indirectly, urge any client (or customer) or potential client (or potential customer) of the Company to discontinue business, in whole or in part, or not to do business, with the Company.

              (iv) The Executive further agrees that he shall not, at any time, directly or indirectly, solicit, hire or arrange to hire any person who at the time of such hire or within one (1) year prior to the time of such hire was an employee of the Company and was not involuntarily terminated by the Company, for himself or for any business entity with which he may be, or may be planning to be, affiliated or associated, or otherwise interfere with the retention of employees that the Company desires to retain as such.

         B. The Executive expressly acknowledges and agrees (i) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Company hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for this Agreement and the Executive's employment by the Company.

    14. Confidential Information. The Executive agrees that, during the term of his employment with the Company, and for a period of one (1) year after the termination of his employment for any reason whatsoever, he shall not disclose to any person or use the same in any way, other than in the discharge of his duties under this Agreement in connection with the business of the Company, any trade secrets or confidential or proprietary information of the Company, including, without limitation, any information or knowledge relating to (i) the business, operations or internal structure of the Company, (ii) the clients (or customers) or potential clients (or potential customers) of the Company, (iii) any method and/or procedure (such as records, programs, systems, correspondence, or other documents), relating or pertaining to projects developed by the Company or contemplated to be developed by the Company, or (iv) the Company's business, which information or knowledge the Executive shall have obtained during the term of this Agreement, and which is otherwise of a secret or confidential nature. Further, upon leaving the employ of the Company for any reason whatsoever, the Executive shall

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not take with him, without prior written consent of the Board of Directors of the Company, any documents, forms, or other reproductions of any data or any information relating to or pertaining to the Company, any clients (or customers) or potential clients (or potential customers) of the Company, or any other confidential information or trade secrets.

    15. Entire Agreement; Amendments, Other Agreements. This Agreement contains the entire understanding of the Executive and the Company with respect to employment of the Executive and supersedes any and all prior understandings, written or oral. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing. Any earlier employment agreements between the Executive and the Company are hereby terminated and shall be of no further effect after the effective date hereof.

    16.  Miscellaneous.

         A. Any notices required by this Agreement shall (i) be made in writing and mailed by certified mail, return receipt requested, with adequate postage prepaid; (ii) be deemed given when so mailed; (iii) be deemed received by the addressee within ten (10) days after given or when the certified mail receipt for such mail is executed, whichever if earlier; and
(iv) in the case of the Company, be mailed to its principal office, or in the case of the Executive, be mailed to the last address that the Executive has given to the Company.

         B. This Agreement shall be binding upon and inure to the benefit of, the parties, their successors, assigns, personal representatives, distributees, heirs, and legatees.

         C. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

         D. Any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement will be submitted to binding arbitration. Such arbitration shall be conducted before an arbitrator sitting in a location agreed to by the Company and the Executive within fifty (50) miles of the location of the Executive's principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Each party will be entitled to limited discovery, to consist of a maximum of three (3) depositions (maximum two (2) hours each), and twenty-five (25) written interrogatories per party, which will be completed within one hundred twenty (120) days following the selection of the arbitrator. Judgment may be entered on the award of the arbitrator in any court having competent jurisdiction.

         E. Any failure by the Company to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any breach by the Executive shall not affect, or constitute a waiver of, the Company's right to insist upon such strict compliance, exercise such option, enforce such right, or seek such remedy with respect to such breach or any prior, contemporaneous, or subsequent breach. No

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custom or practice of the Company at variance with any provision of this
Agreement shall affect or constitute a waiver of, the Company's right to demand strict compliance with all provisions of this Agreement.

         F. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         G. In the event that the Executive violates the provisions of Sections 13 and 14 above, upon notice from the Company informing him of the nature of such violation, the Executive shall immediately terminate any actions which constitute such violation. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

         H. It is recognized that damages in the event of breach of any provision of Sections 13 and 14 above by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, will be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such requirements.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first hereinabove written.

                                  I. C. ISAACS & COMPANY, L.P.
                                  I. G. DESIGN, INC.



                                  By:  /s/ Gerald W. Lear
                                       --------------------------------
                                       Gerald W. Lear
                                       President



                                       EXECUTIVE

                                       /s/ Thomas Ormandy
                                       ---------------------------------
                                       Thomas Ormandy



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